EXHIBIT 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jia Zhi Hong, Chief Executive Officer of Kingold Jewelry, Inc. certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Kingold Jewelry, Inc. for the quarter ended June 30, 2010, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Kingold Jewelry, Inc. and its subsidiaries.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: August 11, 2010	/s/ Jia Zhi Hong
Jia Zhi Hong
Chairman and Chief Executive Officer